Exhibit 10.2

LOAN ASSUMPTION AND SUBSTITUTION AGREEMENT
by and among
110 WILLIAM, LLC
(Borrower),
110 WILLIAM PROPERTY INVESTORS III, LLC
(New Borrower),
KENT M. SWIG and LONGWING INCORPORATED
(collectively, Guarantor),
SAVANNA REAL ESTATE FUND III, L.P.
(New Guarantor)
and
U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF UBS-BARCLAYS COMMERCIAL MORTGAGE TRUST 2012-C2, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2012-C2
(Lender)

Dated:	As of May 2, 2014

Block:	77
Lot:	8
County:	New York
State:	New York

PREPARED BY AND
RECORD AND RETURN TO:

Seyfarth Shaw LLP
620 Eighth Avenue
New York, New York 10018
Attention: Mitchell S. Kaplan, Esq.

Loan No. 61-1100001
LOAN ASSUMPTION AND SUBSTITUTION AGREEMENT
This LOAN ASSUMPTION AND SUBSTITUTION AGREEMENT (“Agreement”) is made this 2nd day of May, 2014, by and among U.S. Bank National Association, as Trustee for the Registered Holders of UBS-Barclays Commercial Mortgage Trust 2012-C2, Commercial Mortgage Pass-Through Certificates, Series 2012-C2 (together with its successors and assigns, “Lender”), 110 William, LLC, a Delaware limited liability company (“Borrower”), Kent M. Swig, an individual (“Swig”), Longwing Incorporated, a Delaware corporation (“Longwing”; together with Swig, collectively and each as the context may require, “Guarantor”), 110 William Property Investors III, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “New Borrower”), and Savanna Real Estate Fund III, L.P., a Delaware limited partnership (together with its permitted successors and assigns, “New Guarantor”).
RECITALS

A.
Lender’s predecessor in interest, UBS Real Estate Securities Inc., a Delaware corporation (“Original Lender”), made a loan to Borrower in the original principal amount of One Hundred Forty-One Million Five Hundred Thousand and 00/100 Dollars ($141,500,000.00) (“Loan”), under the terms and provisions set forth in the following loan documents, all of which are dated as of June 11, 2012, unless otherwise noted:

1.	Loan Agreement, executed by Borrower and Original Lender (“Loan Agreement”);

2.	Amended and Restated Promissory Note (“Note”) in the original principal amount of the Loan, made by Borrower and payable to Original Lender;

3.
Consolidated, Amended and Restated Mortgage and Security Agreement (as assigned, as set forth below, “Security Instrument”), executed by Borrower, as mortgagor, for the benefit of Original Lender, as mortgagee, which secures the Note and other obligations of Borrower and which was recorded on June 25, 2012, as CRFN 2012000249538, in the Official Records of New York County, New York (“Official Records”), as assigned to Lender pursuant to that certain Assignment of Mortgage, dated as of July 17, 2012 and recorded on August 29, 2012, as CRFN 2012000342467, in the Official Records. The Security Instrument encumbers the real and personal property as more particularly described therein, including, without limitation, the real property described in Exhibit A attached hereto and made a part hereof (the “Property”);

4.
Assignment of Leases and Rents (as assigned, as set forth below, the “Assignment of Leases”), executed by Borrower in favor of Original Lender and recorded on June 25, 2012, as CRFN 2012000249539 in the Official Records, as assigned to Lender pursuant to that certain Assignment of Assignment of Leases and Rents, dated as of July 17, 2012 and recorded on August 29, 2012, as CRFN 2012000342468 in the Official Records.

5.
UCC-1 Financing Statement identifying Borrower as the debtor and Original Lender as the secured party and recorded on June 25, 2012, as CRFN 2012000249540 in the Official Records, as assigned to Lender pursuant to that certain UCC-3 Financing Statement Amendment recorded on August 29, 2012, as CRFN 2012000342469 in the Official Records;

6.
UCC-1 Financing Statement identifying Borrower as the debtor and Original Lender as the secured party and filed on June 14, 2012, as filing number 20122304808 with the Secretary of State of the State of Delaware (the “Filing Office”), as assigned to Lender pursuant to that certain UCC-3 Financing Statement Amendment filed on September 6, 2012, as filing number 20123442979, with the Filing Office;

7.
Assignment of Management Agreement and Subordination of Management Fees (“Manager’s Subordination”), executed by Swig Equities, LLC, a New York limited liability company (“Manager”), and Borrower in favor of Original Lender;

8.	Guaranty of Recourse Obligations, executed by Swig in favor of Original Lender (“Swig Guaranty”);

9.
Guaranty of Recourse Obligations, executed by Longwing in favor of Original Lender (“Longwing Guaranty”; together with the Swig Guaranty, collectively and each as the context may require, the “Guaranty”);

10.	Environmental Indemnity Agreement, executed by Borrower and Swig in favor of Original Lender (the “Environmental Indemnity”);

11.	Cash Management Agreement (the “Cash Management Agreement”), executed by and among Borrower, Original Lender, Manager and Wells Fargo Bank, N.A. (“Cash Management Bank”);

12.	Deposit Account Control Agreement (“Lockbox Agreement”), executed by and among Borrower, Original Lender, Manager and Cash Management Bank;

13.	Post-Closing Obligations Agreement (“Post-Closing Agreement”), executed by Borrower and Original Lender; and

14.	Operations and Maintenance Agreement, executed by Borrower and Original lender (the “OM Agreement”)
The above documents, together with any other documents and instruments evidencing and/or securing the Loan that were effective prior to the Effective Date (as hereinafter defined), are referred to herein as the “Original Loan Documents”. This Agreement, the Original Loan Documents, the New Guaranty, the New Environmental Indemnity, the New Lockbox Agreement, the First Amendment to Cash Management Agreement, the New Assignment of Management Agreement (as each such capitalized term is defined herein), and all other documents and instruments executed by New Borrower and/or New Guarantor in connection with this Agreement, and all other documents and instruments evidencing and/or securing the Loan, including, in each case, any subsequent amendments, modifications or supplements thereto or replacements, substitutions or restatements thereof are hereinafter collectively defined as the “Loan Documents”. As used herein, the term “Excluded Original Loan Documents” shall mean the Manager’s Subordination, the Swig Guaranty, the Longwing Guaranty, the Environmental Indemnity and the Lockbox Agreement.

B.	Borrower and Lender hereby confirm that as of May 2, 2014:

1.
The principal balance outstanding under the Note and the outstanding principal balance secured by the Security Instrument was One Hundred Forty One Million Five Hundred Thousand and 00/100ths Dollars ($141,500,000.00);

2.	Accrued interest on the Note has been paid through April 5, 2014;

3.	Accrued but unpaid interest on the Note was Four Hundred Eighty Eight Thousand Seven Hundred Ninety Six and 03/100ths Dollars ($488,796.03);

4.	The balance in the Required Repair Account was Five Hundred Sixty One Thousand Four and 50/100ths Dollars ($561,004.50);

5.	The balance in the Cash Management Account (as such term is defined in the Cash Management Agreement) was Two Million Nine Thousand Three Hundred Forty Nine and 93/100ths Dollars ($2,009,349.93);

6.	The balance in the Tax Subaccount was One Million Seven Hundred Fifty One Thousand One Hundred Seventy Five and 96/100ths Dollars ($1,751,175.96);

7.	The balance in the Insurance Subaccount was Three Hundred Thirty One Thousand One Hundred Thirteen and 71/100ths Dollars ($331,113.71);

8.	The balance in the Capital Expenditure Subaccount was Six Hundred Sixty Nine Thousand Three Hundred Fifty Four and 81/100ths Dollars ($669,354.81);

9.	The balance in the Rollover Subaccount was One Million Seven Hundred Six Thousand Seven Hundred Sixty Nine and 87/100ths Dollars ($1,706,769.87); and

10.	The balance in the Clearing Account was Five Thousand and 10/100ths Dollars ($5,000.00).
The account and subaccounts described in this Paragraph (B) shall have the meanings ascribed to them in the Cash Management Agreement.

C.
Borrower desires to sell and convey the Property to New Borrower and to assign and convey all of its right, title and interest under the Loan Documents (except the Excluded Original Loan Documents) to New Borrower and New Borrower desires to purchase the Property from Borrower (collectively, the “Transfer”) (which sale and conveyance constitutes a Transfer under the Loan Agreement), and both Borrower and New Borrower desire to obtain from Lender its consent to such Transfer and the Assumption (as hereinafter defined) and a waiver of any right Lender may have under the Loan Documents to accelerate the Maturity Date by virtue of such Transfer.

D.
Subject to the terms and conditions hereof, Lender is willing to consent to the Transfer and waive any right of acceleration of the Maturity Date upon (i) assumption by New Borrower (the “Assumption”) of the Loan and all of the obligations of Borrower under the Original Loan Documents (other than the Excluded Original Loan Documents) and (ii) execution and delivery by New Borrower and New Guarantor, as applicable, of this Agreement, the New Environmental Indemnity (as defined below), the New Guaranty (as defined below), the New Lockbox Agreement (as defined below), the First Amendment to Cash Management Agreement (as defined below), and the New Manager’s Subordination (as defined below) in accordance with the terms and conditions of this Agreement and the other documents executed in connection with this Agreement.

NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, including, without limitation, the mutual covenants and promises contained herein, the parties agree as follows:

8.	Incorporation. The foregoing recitals are incorporated herein by this reference.

9.
Fee. As consideration for Lender’s execution of this Agreement and in addition to any other sums due hereunder, on the date hereof, Borrower and/or New Borrower have agreed to pay Lender for the account of its servicer(s) or Lender’s servicer(s) an assumption fee of Seven Hundred Seven Thousand Five Hundred and 00/100ths Dollars ($707,500.00).

10.
Consent. Subject to the terms and conditions hereof, Lender hereby consents to the Transfer, the termination of the existing property management agreement for the Property by Borrower, and the execution of the new property management agreement (“New Property Management Agreement”) between New Borrower and Swig Equities, LLC, a New York limited liability company (“New Manager”), in the form attached to the New Manager’s Subordination.

11.
Conditions Precedent. The following are conditions precedent to the effectiveness of this Agreement; it being acknowledged and agreed that Lender’s execution and delivery of this Agreement shall mean that such conditions precedent are deemed satisfied, this Agreement is effective as of the Effective Date and Lender has consented to the Transfer and the Assumption:

a.
The irrevocable commitment of National Land Tenure Company, LLC, as agent for Stewart Title Insurance Company and First Nationwide Title Agency as agent for Stewart Title Insurance Company (collectively, “Title Company”), to issue a new title insurance policy or an endorsement that brings forward the date of the existing title policy issued to Original Lender by the Title Company in form and substance acceptable to Lender, without deletions or exceptions other than Permitted Encumbrances and as otherwise expressly approved by Lender, insuring Lender with respect to such matters as Lender requires, including that the priority and validity of the Security Instrument has not been and will not be impaired by this Agreement, the sale and conveyance of the Property, or the transactions contemplated hereby, that any Taxes on the Property are not yet delinquent, and that the rights of Tenants at the Property are as tenants only with no rights of first refusal or options to purchase;

b.
Receipt and approval by Lender of: (i) an executed original of this Agreement; and (ii) any other documents and agreements which are required pursuant to this Agreement, in form and content acceptable to Lender;

c.
Submission for recording, or causing submission for recording, in the Official Records of the Deed (as defined below), the UCCs (as defined below) and such other documents and agreements, if any, required pursuant to this Agreement or which Lender has requested to be recorded or filed;

d.	Intentionally Deleted;

e.	Delivery to Lender of UCC-3 Financing Statements and UCC-1 Financing Statements (the “UCCs”) in proper form for recording or filing in the appropriate jurisdictions as determined by Lender;

f.
Execution and delivery to Lender by New Guarantor of an original Guaranty of Recourse Obligations, dated as of the date hereof (the “New Guaranty”), in favor of Lender and in form and substance acceptable to Lender;

g.
Execution and delivery to Lender by New Borrower and New Guarantor of an original Environmental Indemnity Agreement, dated as of the date hereof (the “New Environmental Indemnity”), in favor of Lender and in form and substance acceptable to Lender;

h.
Execution and delivery to Lender by New Borrower and New Manager, of an original Assignment of Management Agreement and Subordination of Management Fees (the “New Manager’s Subordination”), dated as of the date hereof, in form and substance acceptable to Lender;

i.
Execution and delivery to Lender by New Borrower, New Manager and Cash Management Bank of an original Deposit Account Control Agreement (the “New Lockbox Agreement”), dated as of the date hereof, in form and substance acceptable to Lender;

j.
Execution and delivery to Lender by New Borrower, Cash Management Bank, New Manager, Borrower, and Manager of an original First Amendment to Deposit Account Agreement (the “First Amendment to Cash Management Agreement”), dated as of the date hereof, in form and substance acceptable to Lender;

k.
Execution and delivery to Lender of officer’s certificates addressing or attaching, as applicable, true, correct and complete copies of the organizational documents, resolutions, incumbency of officers and such other items as Lender may reasonably require with respect to New Borrower, New Guarantor and such other affiliates thereof as Lender shall reasonably require, setting forth, among other things, such entity’s authority to assume the Loan, execute and deliver the Loan Documents (except the Excluded Original Loan Documents), as applicable, and comply with all requirements in this Agreement and the other Loan Documents (except the Excluded Original Loan Documents), executed by the appropriate persons and/or on behalf of New Borrower and New Guarantor and such other affiliates thereof as Lender shall reasonably require;

l.	Execution and delivery to Lender of a Certificate of Authority, executed by New Borrower;

m.	The representations and warranties contained herein shall be true and correct in all material respects as of the Effective Date;

n.
Receipt by Lender of New Borrower’s insurance policies or certificates of insurance as required by Lender pursuant to the Loan Documents, as amended hereby, and in form, substance and amount required pursuant to the Loan Documents, as amended hereby;

o.
Receipt by Lender of an executed copy of the Agreement of Purchase and Sale, dated as of December 4, 2013, by and between Borrower and 110 William Holdings III, LLC, a Delaware limited liability company (the “Original Purchaser”), governing the terms of the sale of the Property from Borrower to New Borrower, together with executed copies of all further amendments, assignments and other modifications thereto, including, without limitation, an assignment and assumption of the Purchase Agreement to New Borrower (as amended and assigned, collectively, the “Purchase Agreement”);

p.
Receipt by Lender of an executed copy of the deed by which title to the Property will be conveyed to New Borrower (the “Deed”) and a bill of sale by which the personal property will be transferred to New Borrower, in each case, in form and substance acceptable to Lender;

q.
Receipt by Lender of executed copies of the (i) Assignment and Assumption of Leases, (ii) Assignment and Assumption of Contracts, Warranties and Guaranties and Other Intangible Property; (iii) Owner’s Affidavit, (iv) Tenant Notice Letters and (v) FIRPTA Affidavit, each in the form attached to the Purchase Agreement and otherwise in form and substance acceptable to Lender;

r.	Receipt by Lender of an executed copy of the termination of the existing property management agreement, in form and substance acceptable to Lender;

s.	Receipt by Lender of a copy of the New Property Management Agreement for the Property with the New Manager, in form and substance acceptable to Lender;

t.	Receipt by Lender of all tenant estoppel certificates obtained by Borrower, to the extent required pursuant to the Purchase Agreement;

u.	Receipt by Lender of an executed Form W-9 for New Borrower;

v.	Receipt by Lender of the written approval of the Assumption and other transactions contemplated hereby by the special servicer of the Loan and any loan participants, if applicable;

w.
Receipt by Lender of the written approval of the Assumption and other transactions contemplated hereby by Pearlmark Mezzanine Realty Partners III, L.L.C. and TMRP III Co-Investment, L.L.C., each a Delaware limited liability company and, collectively, the mezzanine lenders of the Loan (collectively, the “Mezzanine Lenders”);

x.
Receipt by Lender of the written approval of the assumption by 110 William Mezz III, LLC (the “New Mezzanine Borrower”), the sole member of New Borrower, of the Mezzanine Loan and other transactions contemplated thereby by the Mezzanine Lenders;

y.
Receipt by Lender from each relevant Rating Agency of a “no downgrade letter” with respect to the Assumption or waiver by such Rating Agency of its right to review the terms of the Assumption and other transactions contemplated hereby;

z.
Receipt by Lender of an opinion of counsel to Lender with respect to the compliance of the Assumption and other transactions contemplated hereby with the provisions of the Internal Revenue Code as the same pertain to real estate mortgage investment conduits, such opinion to be in form, scope and substance satisfactory to Lender;

aa.
Receipt by Lender from New Borrower of opinions of New Borrower’s and New Guarantor’s counsel (i) with respect to non-consolidation issues (the “New Non-consolidation Opinion”) and (ii) with respect to due formation, execution, authority, and enforceability of this Agreement and the other loan documents executed in connection herewith and such other matters as Lender may reasonably require, all such opinions in form, scope and substance satisfactory to Lender;

bb.	Payment to Lender of the fee provided for in Section 2 above; and

cc.
Payment to Lender of all of Lender’s costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, title insurance costs, escrow and recording fees, rating agency fees, attorneys’ fees, appraisal, engineers’ and inspection fees and documentation costs and charges, whether such services are furnished by Lender’s employees, agents or independent contractors.

5.	Effective Date. This Agreement shall be effective as of the date hereof (“Effective Date”) and upon the Effective Date, this Agreement shall be incorporated into the terms of the Loan Documents.

6.
Assumption. New Borrower (i) hereby assumes and agrees to pay when due all sums due or to become due or owing by Borrower under the Note, the Loan Agreement, the Security Instrument, and the other Original Loan Documents (except the Excluded Original Loan Documents), each as amended hereby and by the First Amendment to Cash Management Agreement, as applicable, (ii) shall hereafter faithfully perform all of Borrower’s or, as applicable, “Maker’s” or “Assignor’s” obligations under the Note, the Loan Agreement, the Security Instrument, and the other Original Loan Documents (except the Excluded Original Loan Documents), each as amended hereby and by the First Amendment to Cash Management Agreement, as applicable, (iii) shall be bound by all of the provisions of the Note, the Loan Agreement, the Security Instrument, and the other Loan Documents (except the Excluded Original Loan Documents), each as amended hereby and by the First Amendment to Cash Management Agreement, as applicable, and (iv) assumes all liabilities and obligations of Borrower or, as applicable, “Maker” or “Assignor” under the Note, the Loan Agreement, the Security Instrument, and the other Original Loan Documents (except the Excluded Original Loan Documents), each as amended hereby and by the First Amendment to Cash Management Agreement, as applicable, in each case, as if New Borrower were an original signatory thereto as “Borrower”, “Maker” or “Assignor”, as the case may be. The execution of this Agreement by New Borrower shall be deemed its execution of the Note, the Loan Agreement, the Security Instrument, and the other Original Loan Documents (except the Excluded Original Loan Documents), each as amended hereby and by the First Amendment to Cash Management Agreement, as “Borrower”, “Maker” or “Assignor”, as applicable.

7.
Partial Release of Borrower. Lender hereby releases (on the Effective Date) Borrower from liability under the Original Loan Documents; provided, however, Borrower is expressly not released from, and nothing contained herein is intended to limit, impair, waive, forgive, terminate or revoke, any of Borrower’s liabilities or obligations arising under the Note, the Loan Agreement, the Security Instrument, or any of the other Loan Documents, to the extent the same arise out of or are otherwise related to any act, condition or omission occurring or existing on or before the Effective Date (the “Retained Obligations”), and the Retained Obligations shall continue in full force and effect in accordance with the terms and provisions thereof and hereof. The Retained Obligations shall not be modified, discharged, waived, forgiven or reduced by any amendment or modification to, or extension, renewal, restatement or replacement of, the Note, the Loan Agreement, the Security Instrument, or any other Loan Document, including, without limitation, changes to the terms of repayment thereof, amendments, modifications, extensions or renewals of repayment dates, releases or subordinations of security in whole or in part, changes in the interest rate or advances of additional funds by Lender in its discretion for purposes related to those set forth in the Loan Documents.

Borrower agrees that from time to time without first requiring performance on the part of New Borrower, Lender may look to and require performance by Borrower of all Retained Obligations. Borrower waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest and notices of dishonor of all or any part of the indebtedness or any other obligation or liability now existing or hereafter arising under the Loan Documents.

8.
Confirmation of Environmental Indemnity; Partial Release of Indemnitor. Lender hereby releases (on the Effective Date) Indemnitor (as defined in the Environmental Indemnity) from liability and obligations under the Environmental Indemnity to the extent first accruing after the Effective Date; provided, however, that the parties hereby acknowledge and agree that Indemnitor is expressly not released from and nothing contained herein is intended to limit, impair, terminate, waive, forgive or revoke, any of Indemnitor’s obligations under the Environmental Indemnity, if, or to the extent that, the same arise out of or in connection with any act, condition or omission occurring or existing on or before the Effective Date (the “Environmental Indemnitee Retained Obligations”), and that the Environmental Indemnitee Retained Obligations shall continue in full force and effect in accordance with the terms and provisions thereof and hereof. Indemnitor’s obligations under the Environmental Indemnity with respect to the Environmental Indemnitee Retained Obligations shall not be modified, discharged, waived, forgiven or reduced by any amendment or modification to, or extension, renewal, restatement or replacement of, the Note, the Security Instrument or any other Loan Documents, including, without limitation, changes to the terms of repayment thereof, modifications, extensions or renewals of repayment dates, releases or subordinations of security in whole or in part, changes in the interest rate or advances of additional funds by Lender in its discretion for purposes related to those set forth in the Loan Documents.

11.	Confirmation of Guaranty; Partial Release of Guarantor.

a.
Subject to the terms of Section 9(b) hereof, Guarantor hereby acknowledges, covenants and agrees that neither the Transfer nor the Assumption nor anything contained in this Agreement, the other Loan Documents or otherwise shall be deemed or construed to release Guarantor from any liability or other obligations under the Loan Documents including, without limitation, Guarantor’s liability under the terms of the Guaranty (any and all such obligations shall be herein referred to as the “Original Guarantor Obligations”). Subject to the terms of Section 9(b) hereof, Guarantor hereby expressly ratifies and confirms its obligations under and with respect to the Original Guarantor Obligations. Subject to the terms of Section 9(b) hereof, Guarantor’s acknowledgment and ratification of the Original Guarantor Obligations (i) is absolute, unconditional and is not subject to any defenses, waivers, claims or offsets, and (ii) shall not be affected or impaired by any agreement, condition, statement or representation of any person or entity.

b.
Anything to the contrary notwithstanding, from and after the Effective Date, Guarantor shall, with respect only to those matters first arising or accruing after the Effective Date, be released of its liability in respect of the Original Guarantor Obligations. Guarantor expressly acknowledges and agrees that the release set forth in the preceding sentence shall not be construed to release Guarantor from any liability in respect of the Original Guarantor Obligations for any acts or events occurring or obligations arising prior to the date hereof, whether or not such acts, events or obligations are, as of the date of this Agreement, known or ascertainable. Guarantor ratifies, affirms, reaffirms, acknowledges, confirms and agrees that the Original Guarantor Obligations, as limited above, continue to be the legal, valid and binding obligations of Guarantor, in accordance with their terms.

10.
Release of Lender Parties and Covenant Not to Sue. Borrower, Guarantor, New Borrower and New Guarantor, on behalf of themselves and their respective affiliates, heirs, successors and assigns, hereby release and forever discharge, as of the Effective Date, Lender, any trustee of the Loan, any participant in the Loan, any servicer or special servicer of the Loan, each of their respective predecessors in interest and successors and assigns, together with the officers, directors, partners, employees, investors, certificate holders and agents of each of the foregoing (collectively, the “Lender Parties”), from all debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, claims, damages, judgments, executions, actions, inactions, liabilities, demands or causes of action of any nature, at law or in equity, which Borrower, Guarantor, New Borrower and/or New Guarantor now have by reason of any cause, matter, or thing through and including the Effective Date, including, without limitation, matters arising out of or relating to: (a) the Loan, including, without limitation, its funding, administration and servicing; (b) the Loan Documents; or (c) the Property (collectively, “Pre-Transfer Claims”). Each of Borrower, Guarantor, New Borrower and Guarantor on behalf of itself and its successors and assigns, covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Lender Parties by reason of or in connection with any Pre-Transfer Claims.

THIS RELEASE INCLUDES CLAIMS OF WHICH BORROWER, NEW BORROWER, NEW GUARANTOR AND/OR GUARANTOR ARE PRESENTLY UNAWARE OR WHICH BORROWER, NEW BORROWER, NEW GUARANTOR AND/OR GUARANTOR DO NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY BORROWER, NEW BORROWER, NEW GUARANTOR AND/OR GUARANTOR, WOULD MATERIALLY AFFECT BORROWER’S RELEASE OF THE LENDER PARTIES, NEW BORROWER’S RELEASE OF THE LENDER PARTIES, NEW GUARANTOR’S RELEASE OF THE LENDER PARTIES OR GUARANTOR’S RELEASE OF THE LENDER PARTIES.
BORROWER, GUARANTOR, NEW BORROWER AND NEW GUARANTOR EACH ACKNOWLEDGES THAT (i) THIS SECTION 10 HAS BEEN READ AND FULLY UNDERSTOOD, (ii) BORROWER, GUARANTOR, NEW BORROWER AND NEW GUARANTOR HAVE EACH HAD THE CHANCE TO ASK QUESTIONS OF ITS COUNSEL ABOUT ITS MEANING AND SIGNIFICANCE, AND (iii) BORROWER, GUARANTOR, NEW BORROWER AND NEW GUARANTOR EACH HAS ACCEPTED AND AGREED TO THE TERMS SET FORTH IN THIS SECTION 10.

13.	Representations and Warranties.

a.
Assignment. Borrower and New Borrower each hereby represents and warrants to Lender as of the Effective Date that Borrower has irrevocably and unconditionally transferred and assigned to New Borrower all of Borrower’s right, title and interest in and to:

i.	The Property;

ii.	The Original Loan Documents (except the Excluded Original Loan Documents);

iii.	All Leases related to the Property;

iv.
All easements, rights-of-way, reciprocal easement agreements, operating agreements, declarations of conditions, covenants and restrictions, and any other documents or instruments related to the Property;

v.	All prepaid rents and security deposits, if any, held by Borrower in connection with Leases of any part of the Property;

vi.
All rights as named insured under all casualty and liability insurance policies (and all endorsements in connection therewith) relating to the Property (unless, but only to the extent that, New Borrower is obtaining its own such insurance policies); and

vii.
All funds, if any, deposited in impound accounts, including, without limitation, the accounts and subaccounts described in Paragraph (B) of the recitals of this Agreement, held by or for the benefit of Lender pursuant to the terms of the Loan Documents.

Each of Borrower and New Borrower, as to itself only, hereby further represents and warrants to Lender that no consent to either (x) the Transfer and Assumption or (y) termination of the current property manager as Manager and engagement of New Manager as Manager is required by any Governmental Authority or required under any agreement to which Borrower or New Borrower, respectively, is a party or to which the Property is subject, including, without limitation, under any Lease, operating agreement, mortgage or deed of trust (other than the Loan Documents), or if any such consent is required, that it has obtained all such consents and delivered copies of the same to Lender.

b.
No Defaults; Representations and Warranties. Borrower and, to the best of its knowledge, New Borrower, each hereby represents and warrants that no default, Event of Default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents. Borrower hereby represents and warrants that all representations and warranties in the Loan Agreement, the Security Instrument and the other Original Loan Documents are true and correct in all material respects on the date hereof, as if made on the Effective Date. New Borrower hereby represents and warrants that all representations and warranties in the Loan Agreement, the Security Instrument and the other Original Loan Documents (other than the Excluded Original Loan Documents) are true and correct in all material respects on the date hereof, as if made on the Effective Date, other than any representations or warranties that are unique and specific only to Borrower (e.g., Borrower’s date of formation).

c.
Loan Documents. New Borrower and New Guarantor each represents and warrants to Lender that New Borrower and New Guarantor have received copies of the Loan Documents, and agrees that, Lender has no obligation or duty to provide any information to New Borrower or New Guarantor regarding the terms and conditions of the Loan Documents or advise New Borrower or New Guarantor of the terms and conditions therein. New Borrower further agrees that, as of the Effective Date, all representations, warranties, covenants and agreements in the Original Loan Documents (except the Excluded Original Loan Documents), as amended hereby, shall apply to New Borrower, as though New Borrower were the borrower originally named in the Original Loan Documents (as such Original Loan Documents are modified by this Agreement) (it being agreed and acknowledged that any representations, warranties, covenants, acknowledgments or agreements, which, by their terms, refer to “as of the date hereof” or words of similar import, in the Original Loan Documents shall be deemed to mean, for purposes of this Agreement, “as of the Effective Date”). New Borrower further understands that, except as expressly set forth herein, Lender has not waived any right of Lender or obligation of Borrower under the Original Loan Documents or New Borrower under the Loan Documents and Lender has not agreed to any modification or waiver of any provision of any Loan Document, other than as expressly provided herein and by the First Amendment to Cash Management Agreement, as applicable, or to any extension of the Loan. New Borrower hereby represents and warrants that, after giving effect to this Agreement, all representations and warranties in the Loan Agreement and the other Loan Documents (except the Excluded Original Loan Documents) are true and correct in all material respects on the date hereof, as if made on the Effective Date other than those representations and warranties that are unique and specific only to Borrower (e.g., Borrower’s date of formation).

d.
Recorded Documents. Borrower and New Borrower each represent and warrant that they have reviewed the Recorded Documents (as defined below), and that the Transfer and the Assumption do not, and will not, (i) adversely affect the use, possession, ownership or operation of the Property under or with respect to the Recorded Documents, (ii) adversely affect any right, privilege, benefit, liability or obligation of the owner of the Property under or with respect to the Recorded Documents, (iii) violate any term or condition of any Recorded Document, or (iv) deprive Lender of any direct or indirect benefits of, or rights under, any of the Recorded Documents. For the purposes of this subsection, “Recorded Documents” shall mean any and all documents or agreements of record, encumbering the Property, or affecting or relating to the Property, including, without limitation, any covenants, conditions, easements, encumbrances, liens or other restrictions, in each case as amended, supplemented or otherwise modified as of the date hereof.

e.
Financial Statements. New Borrower and New Guarantor represent and warrant to Lender that the financial statements of New Borrower, New Guarantor or any affiliate thereof previously delivered by or on behalf of such parties to Lender: (i) are true, complete and correct in all material respects as of the date of such financial statements; (ii) present fairly and accurately the financial condition of each of such parties as of the date of such financial statements; and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied or other accounting standards approved in writing by Lender. New Borrower and New Guarantor further represent and warrant to Lender as of the Effective Date that, since the date of such financial statements, there has been no material adverse change in the financial condition of any of such parties, and, except in the ordinary course of business or as previously disclosed in writing by New Borrower or New Guarantor to Lender and approved in writing by Lender, no material assets or properties reflected on such financial statements have been sold, transferred, assigned, mortgaged, pledged or encumbered. New Borrower and New Guarantor represent and warrant to Lender that none of New Borrower, New Guarantor, or any sole or managing member, general partner or controlling stockholder of New Borrower or New Guarantor, or any other entities which may be owned or controlled directly or indirectly by New Borrower or New Guarantor is currently a debtor in any bankruptcy, reorganization, insolvency or similar proceeding. New Borrower and New Guarantor represent and warrant to Lender that neither New Borrower nor New Guarantor is presently insolvent, and the proposed Transfer and Assumption will not render New Borrower or New Guarantor insolvent.

f.	Reports and Other Documents.

i.
Borrower and Guarantor represent and warrant to Lender that all reports, tax returns, documents, instruments and information delivered to Lender, by or on behalf of Borrower or Guarantor, in connection with New Borrower’s assumption of the Loan: (i) are correct in all material respects and sufficiently complete to give Lender accurate knowledge of their subject matter, and (ii) do not contain any misrepresentation of a material fact or omission of a material fact which omission makes the provided information misleading, and there has been no adverse change in Borrower or Guarantor’s financial condition since the delivery of such documentation.

ii.
New Borrower and New Guarantor represent and warrant to Lender that all reports, tax returns, documents, instruments and written information delivered to Lender, by or on behalf of New Borrower or New Guarantor, in connection with the Assumption: (i) are correct and complete in all material respects as of the date of the reports, tax returns, documents and written information, and (ii) do not contain any misrepresentation of a material fact or omission of a material fact which omission makes the provided information misleading, and there has been no material adverse change in New Borrower or New Guarantor’s financial condition since the delivery of such documentation.

g.	Organization.

i.
Borrower represents and warrants to Lender that it is duly formed, validly existing and in good standing as a limited liability company under the laws of the State of Delaware. Longwing represents and warrants to Lender that it is duly formed, validly existing and in good standing as a corporation under the laws of the State of Delaware. Swig represents and warrants that he is an individual residing in the State of New York. Each of Borrower and Guarantor represents and warrants to Lender that it has the full power and authority to own its assets and conduct its business, and is duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, and that such entity has taken all necessary action to authorize the execution, delivery and performance of this Agreement, the other Loan Documents and the other documents executed by it in connection with this Agreement, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents, all other documents executed in connection herewith and all of the transactions contemplated hereby.

ii.
New Borrower represents and warrants to Lender that it is duly formed, validly existing and in good standing as a limited liability company under the laws of the State of Delaware. New Guarantor represents and warrants to Lender that it is duly formed, validly existing and in good standing as a limited partnership under the laws of the State of Delaware. Each of New Borrower and New Guarantor represents and warrants to Lender that it has the full power and authority to own its assets and conduct its business, and is duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, and that such entity has taken all necessary action to authorize the execution, delivery and performance of this Agreement, the other Loan Documents to which it is a party and any other documents executed by it in connection with this Agreement, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents to which it is a party, any other documents executed by it in connection herewith and all of the transactions contemplated hereby. The organizational chart attached as Schedule III hereto, relating to New Borrower, New Guarantor and the other named parties therein, is true, complete and correct on and as of the Effective Date.

h.	Consents, Execution, Delivery and Performance.

i.
Borrower and Guarantor each represent and warrant to Lender as of the Effective Date that the execution, delivery and performance by such Person of this Agreement and the other documents to be entered into by such Person in connection herewith or therewith (A) do not violate such Person’s organizational documents; (B) do not violate any constitution, statute, regulation, rule, order or law to which such Person or the Property is subject; (C) do not constitute a breach or default under any agreements to which such Person is a party or by which such Person or the Property is bound and will not result in the creation or imposition of a lien, charge or encumbrance upon the Property or any of the assets of such Person (other than pursuant to the terms of this Agreement, the other Loan Documents and the other documents to be entered into in connection herewith or therewith); (D) do not violate any judicial or administrative decree, writ, judgment or order to which such Person or the Property is subject; (E) do not require any consent, approval, authorization or order of any court, governmental authority or any other Person, other than for those which have already been obtained by Borrower or New Borrower; and (F) constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights, or by the application of the rules of equity.

ii.
New Borrower represents and warrants to Lender that the execution, delivery and performance by New Borrower of this Agreement, the New Environmental Indemnity, the other Loan Documents to which it is a party and any other documents to be entered into by New Borrower in connection herewith or therewith (A) do not violate New Borrower’s organizational documents; (B) do not violate any constitution, statute, regulation, rule, order or law to which New Borrower or the Property is subject; (C) do not constitute a breach or default under any agreements to which New Borrower is a party or by which New Borrower or the Property is bound and will not result in the creation or imposition of a lien, charge or encumbrance upon the Property or any of the assets of New Borrower (other than pursuant to the terms of this Agreement, the other Loan Documents and the other documents to be entered into in connection herewith or therewith); (D) do not violate any judicial or administrative decree, writ, judgment or order to which New Borrower or the Property is subject; (E) do not require any consent, approval, authorization or order of any court, governmental authority or any other Person, other than for those which have already been obtained by Borrower, New Borrower or New Mezzanine Borrower; and (F) constitute the legal, valid and binding obligations of New Borrower, enforceable against New Borrower in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights, or by the application of the rules of equity.

iii.
New Guarantor represents and warrants to Lender that the execution, delivery and performance by New Guarantor of this Agreement, the New Guaranty and any other documents to be entered into by New Guarantor in connection herewith or therewith (A) do not violate New Guarantor’s organizational documents; (B) do not violate any constitution, statute, regulation, rule, order or law to which New Guarantor or the Property is subject; (C) do not constitute a breach or default under any agreements to which New Guarantor is a party or by which New Guarantor or the Property is bound and will not result in the creation or imposition of a lien, charge or encumbrance upon the

Property or any of the assets of New Guarantor (other than pursuant to the terms of this Agreement and the other documents to be entered into in connection herewith or therewith); (D) do not violate any judicial or administrative decree, writ, judgment or order to which New Guarantor or the Property is subject; (E) do not require any consent, approval, authorization or order of any court, governmental authority or any other Person, other than for those which have already been obtained; and (F) constitute the legal, valid and binding obligations of New Guarantor, enforceable against New Guarantor in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights, or by the application of the rules of equity.

i.	Single Purpose.

i.
Borrower represents and warrants to Lender that it has not owned any real property or assets other than the Property and does not operate any business other than the management and operation of the Property.

ii.
New Borrower represents and warrants to Lender that it does not own any real property or assets other than the Property and does not operate any business other than the management and operation of the Property.

j.
Transfer Taxes. Borrower and New Borrower each represents and warrants to Lender that all realty transfer taxes or similar taxes or charges have been or shall be paid in full in connection with the consummation of the Transfer.

k.
Compliance with Laws. Borrower, Guarantor, New Borrower and New Guarantor each represents and warrants to Lender that the Transfer shall be completed and effectuated in compliance with all applicable laws and the requirements of any governmental authority.

l.
Encumbrances. New Borrower and New Guarantor each represents and warrants to Lender that there are no and will not be any pledges of or encumbrances on the direct or indirect ownership interests in New Borrower to which Lender’s consent is required under the Loan Documents (other than the pledge of New Mezzanine Borrower’s ownership interests in New Borrower in connection with the Mezzanine Loan).

m.
New Borrower’s Name and Location. New Borrower represents and warrants to Lender that (i) New Borrower’s principal place of business is located at c/o Savanna, 430 Park Avenue, 12th Floor, New York, New York 10022; (ii) all organizational documents of New Borrower delivered to Lender are true, correct and complete in every respect; and (iii) New Borrower’s legal name is exactly as shown on page one of this Agreement.

n.	Fair Market Value. Borrower, New Borrower, Guarantor and New Guarantor each represents and warrants to Lender that the fair market value of the interest in real property that secures the Loan immediately after the closing of the Transfer and Assumption equals or exceeds the fair market value of the interest in real property that secured the Loan immediately before the closing of the Transfer and Assumption within the meaning of Section 1.860G-2(b)(7)(iii) of the Income Tax Regulations promulgated under the Internal Revenue Code of 1986, as amended.

o.
No Prohibited Persons or Embargoed Persons. New Borrower and New Guarantor each represents and warrants to Lender that none of New Borrower, New Guarantor or any of their respective affiliates is a Prohibited Person (as defined below), and New Borrower, New Guarantor and their respective affiliates are and have been since their respective dates of formation in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury. New Borrower and New Guarantor each covenants and represents and warrants to Lender that, as of the Effective Date and at all times throughout the term of the Loan, including after giving effect to any transfers or assignments permitted pursuant to the Loan Documents, (i) none of the funds or other assets of New Borrower or New Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in New Borrower or New Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law (any such Person, entity or government, an “Embargoed Person”); (ii) no Embargoed Person has any interest of any nature whatsoever in New Borrower or New Guarantor, as applicable, with the result that the investment in New Borrower or New Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (iii) none of the funds of New Borrower or New Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in New Borrower or New Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

A “Prohibited Person” is any Person (i) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”), (ii) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order, (iii) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order, (iv) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order, (v) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list, or (vi) who is an affiliate of or affiliated with a Person listed above.

p.
Purchase Agreement. New Borrower represents and warrants to Lender that (i) the Purchase Agreement, together with all agreements and other instruments executed and delivered in connection therewith (collectively, the “Purchase Documents”), and the New Property Management Agreement are the only agreements between Borrower and New Borrower (or any of their respective affiliates) with respect to the Property and (ii) none of the Purchase Documents and none of the terms, conditions or provisions therein have been amended, modified, waived, terminated or otherwise changed.

q.
Tenant Direction Letters. New Borrower hereby covenants and agrees to deliver, or cause to be delivered, an executed tenant notification letter to each tenant at the Property, in the form attached hereto as Exhibit B, within one (1) business day following the Assumption, and to deliver, or cause to be delivered, to Lender, within five (5) business days after the date hereof, a certification executed by New Borrower certifying delivery of such tenant notification letter, together with an executed copy of each applicable tenant notification letter.

r.
Uncalled Capital Commitments. New Guarantor hereby represents and warrants to Lender that New Guarantor has received Twelve Million Thirty Five Thousand Four Hundred Twenty Eight and 60/100 Dollars ($12,035,428.60) in called capital commitments and One Hundred Eight Million Three Hundred Eighteen Thousand Eight Hundred Fifty Seven and 40/100 Dollars ($108,318,857.40) in uncalled capital commitments.

12.	Loan Agreement Amendments. New Borrower and Lender agree (and Guarantor, Borrower and New Guarantor acknowledge) that the Loan Agreement is hereby amended as of the Effective Date as follows:

a.
The following definitions, “JV Agreement”, “Longwing Guarantor”, “Longwing Guaranty”, “Permitted Transfer”, “Sole Member”, “Sponsor”, “Swig Family Entity” and “Swig Guaranty”, set forth in the Loan Agreement are hereby deleted in their entirety and such definitions (as applicable) are replaced with the following:

i.	“JV Agreement” shall mean that certain Limited Liability Company Agreement dated as of December 23, 2013 of the JV Entity.

ii.	“Mezzanine Borrower shall mean 110 William Mezz III, LLC, a Delaware limited liability company.”

iii.
“Permitted Transfer shall mean any of the following: (i) any transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto, (ii) any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto, (iii) any Lease of space in the

Improvements to Tenants in accordance with the terms and provisions of Section 4.1.9 hereof, (iv) any Transfer permitted without Lender’s prior consent in accordance with the terms and provisions of Section 8.2 hereof, and (v) any pledge by Mezzanine Borrower of the direct ownership interests in Borrower and other collateral pursuant to the Mezzanine Loan Agreement, as well as any Transfer made in accordance with all requirements of the Intercreditor Agreement occurring upon the foreclosure of, or other remedial action with respect to, any such ownership interests or delivery of an assignment in lieu of foreclosure in respect of any such ownership interests.”

iv.	“Sole Member shall mean 110 William Mezz III, LLC, a Delaware limited liability company.”

v.	“Sponsor” shall mean, individually and collectively, Savanna Sponsor and KBS Sponsor.”
Notwithstanding the deletion of the definitions “Longwing Guarantor”, “Longwing Guaranty”, “Swig Family Entity” and “Swig Guaranty” from the Loan Agreement as provided in this Section 12(a), nothing in this Section 12(a) shall be deemed or construed to release Guarantor from any Original Guarantor Obligations, except as may otherwise be provided in Section 9 of this Agreement, or to release Indemnitor (as defined in the Environmental Indemnity) from the Environmental Indemnitee Retained Obligations, excepts as may otherwise be provided in Section 8 of this Agreement.

b.	The following definitions are hereby added to the Loan Agreement as defined terms therein:

i.	“Corporate Loan shall have the meaning ascribed to such term in Section 8.2 hereof.”

ii.	“JV Entity shall mean KBS SOR SREF III 110 William, LLC, a Delaware limited liability company.”

iii.	“KBS Sponsor shall mean KBS Strategic Opportunity REIT, Inc., a Maryland corporation.”

iv.	“KBS Guarantor Conditions shall have the meaning ascribed to such term as set forth in Section 8.4 hereof.”

v.	“KBS JV Partner shall mean KBS SOR 110 William JV, LLC, a Delaware limited liability company.”

vi.	“REIT Transfer shall have the meaning ascribed to such term in Section 8.2 hereof.”

vii.	“Savanna Sponsor shall mean Savanna Real Estate Fund III, L.P., a Delaware limited partnership.”

viii.	“Savanna JV Partner shall mean SREF III 110 William JV, LLC, a Delaware limited liability company.”

c.
The last two (2) sentences of Section 3.1.1(b) of the Loan Agreement are hereby deleted in its entirety and replaced with the following sentences: “Borrower’s organizational identification number, if any, assigned by the state of its incorporation or organization is 5454173. Borrower’s federal tax identification number is 46-4412896.”

d.
Section 3.1.47(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following: “Except as provided on Schedule VI hereof, no Material Agreement has as a party an Affiliate of Borrower.”

e.
The following shall be added as Section 3.1.51 of the Loan Agreement: “Borrower hereby represents and warrants to, and covenants with, Lender that as of the date hereof and at all times on and after the date hereof and until such time as the Debt shall be paid in full, JV Entity’s Organizational Documents provide that JV Entity will not directly or indirectly, without the prior written consent of Savanna Sponsor, cause Borrower to (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a trustee, custodian, receiver, liquidator or any similar official for Borrower or a substantial portion of its assets or properties, (iii) make an assignment for the benefit of creditors, or (iv) take any action in furtherance of any of the foregoing.”

f.	Section 3.1.44 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

iii.
“Purchase Option. Except with respect to transfers between KBS JV Partner and Savanna JV Partner as may be expressly provided in the JV Agreement, neither the Property nor any part thereof or interest therein is subject to any purchase options, rights of first refusal to purchase, rights of offer to purchase or other similar rights in favor of any Person; provided, however, transfers between KBS JV Partner and Savanna JV Partner shall be subject to the terms and conditions set forth in Article VIII hereof.”

g.
The following shall be added to the end of Section 8.1 of the Loan Agreement: “For purposes of clarification, the execution by KBS SOR Properties, LLC, KBS Strategic Opportunity Limited Partnership, KBS Strategic Opportunity REIT, Inc., and KBS Strategic Opportunity Holdings, LLC of unsecured guaranties and/or indemnity agreements in and of themselves shall not be deemed a Transfer.”

h.	Section 8.2 of the Loan Agreement is hereby modified as follows:

“Section 8.2    Permitted Transfers of Interests in Borrower. Notwithstanding anything to the contrary contained in Section 8.1 hereof, Lender’s consent shall not be required in connection with one or a series of Transfers, of not more than forty-nine percent (49%) in the aggregate of the direct or indirect ownership interests in Borrower, provided that the following conditions are satisfied: (a) no monetary or material non-monetary Default nor any Event of Default shall have occurred and remain outstanding or shall occur solely as a result of such Transfer; (b) such Transfer shall not (i) cause the transferee, together with its Affiliates, to acquire control of Borrower, (ii) result in Borrower no longer being controlled by one or more Sponsors, or (iii) cause the transferee, together with its Affiliates, to increase its direct or indirect interest in Borrower to an amount which exceeds forty-nine percent (49%) in the aggregate; (c) to the extent the transferee owns twenty percent (20%) or more of the direct or indirect interests in Borrower immediately following such Transfer (provided that such transferee did not own 20% or more of the direct or indirect ownership interests in such Borrower as of the Closing date), Borrower shall deliver, at Borrower’s sole cost and expense, customary searches (OFAC, KYC, credit, judgment, lien, bankruptcy, etc.) reasonably acceptable to Lender with respect to such transferee and its Affiliates as Lender may reasonably require; (d) after giving effect to such Transfer, one or more Sponsors shall continue to own, directly or indirectly, in the aggregate, at least fifty percent (50%) of all legal, beneficial and economic interests in Borrower; (e) the Property shall continue to be managed by Manager or a Qualified Manager; (f) Borrower shall give Lender notice of such proposed Transfer, together with copies of all instruments effecting such Transfer and copies of any Organizational Documents, including without limitation, a revised organizational structure chart, that Lender shall reasonably require, not less than ten (10) Business Days prior to the proposed date of such Transfer; and (g) the structure of Borrower (including, without limitation, its single purpose nature and bankruptcy remoteness) shall not be adversely affected by such Transfer.
In addition, notwithstanding anything to the contrary contained herein, nothing herein shall be deemed to prohibit, and no consent of Lender is required for:
(u)    Transfers of interests in Savanna Sponsor, provided (I) the foregoing clauses (a) through (g) in this Section 8.2 remain satisfied, (II) Savanna Sponsor continues to hold fifty-one percent (51%) or more of the membership interest (directly or indirectly) in Savanna JV Partner, (III) there is no change in control of Savanna Sponsor as a result of the Transfers and (IV) there is no change in control of Borrower as a result of the Transfers;
(v)    Transfers of any direct or indirect interests in Borrower by KBS Sponsor, provided (I) the foregoing clauses (a) through (g) in this Section 8.2 remain satisfied, (II) KBS Sponsor continues to hold fifty one percent (51%) or more of the membership interest (directly or indirectly) in KBS JV Partner, (III) there is no change of control of KBS Sponsor and (IV) there is no change in control of Borrower as a result of such Transfers;
(w)    Transfers of any direct or indirect interests in Borrower by Savanna Sponsor, provided (I) the foregoing clauses (a) through (g) in this Section 8.2 remain satisfied, (II) Savanna Sponsor continues to hold fifty one percent (51%) or more of the membership interests (directly or indirectly) in Savanna JV Partner, (III) there is no change of control of Savanna Sponsor, and (IV) there is no change in control of Borrower as a result of the Transfers;
(x)    Transfer of less than all of KBS JV Partner’s ownership in JV Entity to Savanna JV Partner, provided the foregoing clauses (a), (b)(ii), and (c) through (g) in this Section 8.2 remain satisfied;
(y)    Transfers of less than all of Savanna JV Partner’s ownership in the JV Entity to KBS JV Partner, provided the foregoing clauses (a), (b)(ii), and (c) through (g) in this Section 8.2 remain satisfied; or
(z)    the removal of the Savanna JV Partner as the “Managing Member” of the JV Entity upon the occurrence of a “Just Cause Event” (as such term is defined in the Limited Liability Company Agreement of the JV Entity) provided the KBS JV Partner then becomes the sole “Managing Member” of the JV Entity and KBS Sponsor has satisfied each of the KBS Guarantor Conditions (as hereinafter defined) and the foregoing clauses (b)(ii), and (c) through (g) of this Section 8.2 remain satisfied.
As used in this Section 8.2, (x) the terms “change in control” or “change of control” mean (i) a change in the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of the controlled Person, whether through ownership of voting securities or other beneficial interest, by contract or otherwise or (ii) any transfer of interests or series of transfers of interests in the applicable entity which results in more than 49% of the ownership interests of such entity or the surviving entity, as applicable, being held by any single person or entity or related group of people or entities which does not currently own more than 49% of the interests in the applicable entity and (y) term “control” or “controlled” shall mean the possession, directly or indirectly of the power to direct or cause the direction of the management, policies or activities of the controlled Person, whether through ownership of voting securities or other beneficial interest, by contract or otherwise. Notwithstanding any other provision herein to the contrary, with respect to KBS Sponsor, the sale, conveyance, transfer, disposition, alienation, hypothecation, pledge or encumbrance (whether voluntary or involuntary) of any shares of stock in KBS Sponsor (a “REIT Transfer”) shall be permitted without Lender’s prior written consent, provided that such REIT Transfer does not result in a change in control of KBS Sponsor, the Borrower or KBS Strategic Opportunity Limited Partnership. For avoidance of doubt, Lender’s prior written consent shall also be required for (a) KBS Sponsor to enter into a merger and/or acquisition and/or consolidation and/or other business combination which would result in KBS Sponsor or KBS Strategic Opportunity Limited Partnership not being the surviving entities or (b) a sale of all or substantially all of KBS Sponsor’s assets. Furthermore, for avoidance of doubt, it is acknowledged and agreed the removal or replacement of KBS Capital Advisors LLC as the advisor to KBS Sponsor shall also be deemed a change of control of KBS Sponsor that is prohibited without Lender’s consent; provided, however, that Lender’s consent shall not be unreasonably withheld or delayed in connection with any such removal or replacement of KBS Capital Advisors LLC.

In addition, KBS Strategic Opportunity Limited Partnership, KBS Strategic Opportunity REIT, Inc., and any of the other parties owning interests in KBS Strategic Opportunity Limited Partnership, direct or indirect, shall be permitted to obtain loans from, or incur indebtedness to any third-party lender (each a “Corporate Loan”) and pledge up to 49% in the aggregate of their respective interests (direct or indirect) in KBS Strategic Opportunity Limited Partnership and KBS SOR Properties, LLC, as security for any such Corporate Loan so long as the ownership interests in Borrower, Mezzanine Borrower, JV Entity, KBS JV Partner and KBS SOR Acquisition XXV, LLC are not pledged to secure such Corporate Loan; provided, however, as a condition precedent for such pledgee to realize on such pledge and take title to such interests each of the foregoing clauses (b) through (g) of this Section 8.2 must be satisfied.”

i.	Article VIII of the Loan Agreement is hereby modified so as to add the following new Section 8.4 therein:
“Section 8.4    Sponsor Transfers. Notwithstanding anything contained in this Article VIII, in this Agreement or in the other Loan Documents to the contrary, (x) if at any time Savanna JV Partner wishes to acquire, in its entirety, KBS JV Partner’s ownership interest in the JV Entity and such acquisition would result in neither KBS Sponsor nor any of its affiliates having any direct or indirect interest in Borrower, then Lender shall permit such acquisition to occur only if each of the following conditions have been satisfied or waived in writing by Lender: (i) Savanna Sponsor shall then have a Net Worth (as defined in the Guaranty) of not less than $100,000,000 (and shall then covenant in writing to Lender to maintain at all times until the Loan is paid in full a Net Worth of not less than $100,000,000), (ii) Borrower pays Lender’s reasonable out-of-pocket fees and disbursements incurred in connection with such acquisition (including, but not limited to, Lender’s reasonable legal fees) and (iii) clauses 8.2(a), (b)(ii) and (c) through (g) hereof are satisfied, and (y) if at any time KBS JV Partner wishes to acquire, in its entirety, Savanna JV Partner’s ownership in the JV Entity and such acquisition would result in neither Savanna Sponsor nor any of its affiliates having any direct or indirect interest in Borrower, then, Lender shall permit such acquisition to occur only if each of the following conditions have been satisfied or waived in writing by Lender: (i) KBS SOR Properties, LLC executes and delivers to Lender a guaranty of recourse obligations and environmental indemnity agreement in form and substance substantially and materially the same as the Guaranty and the Environmental Indemnity, (ii) KBS SOR Properties, LLC shall then have a Net Worth (as defined in the Guaranty) of not less than $100,000,000 (and shall then covenant in writing to Lender to maintain at all times until the Loan is paid in full a Net Worth of not less than $100,000,000), (iii) KBS Sponsor delivers to Lender any and all other documents reasonably required by Lender, including, without limitation, a legal opinion as to the due authority and enforceability of the new guaranty and environmental indemnity, (iv) Borrower pays Lender a processing fee of $5,000 and Lender’s reasonable fees and disbursements incurred in connection with such transaction (including, but not limited to, Lender’s reasonable legal fees), (v) KBS SOR Properties, LLC at such time shall control KBS JV Partner and hold fifty-one (51%) percent or more of the membership interest, directly or indirectly, in KBS JV Partner, (vi) KBS SOR Properties, LLC and Borrower deliver a written acknowledgment and agreement to Lender in form and substance reasonably satisfactory to Lender stating that (A) no Transfers shall thereafter occur without Lender’s consent that could result in a change of control of KBS SOR

Properties, LLC and (B) KBS SOR Properties, LLC at all times shall continue to control Borrower and (vii) clauses 8.2(a), (b)(ii) and (c) through (g) hereof are satisfied (the immediately preceding conditions (i) through (vi) shall be collectively referred to as the “KBS Guarantor Conditions”). In the event each of the conditions set forth in the immediately preceding sentence are satisfied, Lender shall agree to release Savanna Sponsor from its obligations under the Guaranty and the Environmental Indemnity for any acts, events or circumstances which first occur from and after the consummation of such purchase.”

j.	Section 11.6 of the Loan Agreement is amended by deleting the stated addresses for Lender and Borrower therefrom and substituting the following therein:

If to Borrower:	c/o Savanna
430 Park Avenue, 12th Floor
New York, New York 10022
Attention: Nicholas Bienstock and Andrew Fichte

With a copy to:	c/o Savanna
430 Park Avenue, 12th Floor
New York, New York 10022
Attention: 110 William Asset Manager

And a copy to:	Hunton & Williams LLP
200 Park Avenue
New York, New York 10166
Attention: Laurie Grasso, Esq.

And a copy to:	c/o Wells Fargo Bank, N.A.
550 South Tryon Street, 14th Floor
MAC D1086-120
Charlotte, NC 28202
Attention: Asset Manager
Loan No.: 61-1100001

With a copy to:	Seyfarth Shaw LLP
620 Eighth Avenue
New York, New York 10018
Attention: Mitchell S. Kaplan, Esq.
Facsimile: (917) 344-1264

k.	Borrower’s authorized agent in Section 11.3(B) of the Loan Agreement is amended by deleting the name and address of such agent and substituting the following therein:

Corporation Service Company
80 State Street
Albany, New York 12207-2543

l.
Schedule I (Rent Roll), Schedule III (Organizational Chart), Schedule VI (Material Agreements) and Schedule VIII (Leasing Exceptions) to the Loan Agreement are deleted in their entirety and are replaced with Schedule VI (Material Agreements) and Schedule VIII (Leasing Exceptions) attached to this Agreement.

13.	Other Loan Document Amendments.

a.
Omnibus Amendment. New Borrower, New Guarantor and Lender agree (and Guarantor and Borrower acknowledge) that all of the Original Loan Documents (except the Excluded Original Loan Documents) are hereby amended from and after the date hereof as follows:

i.	As defined in, and as used in, each of the Original Loan Documents (including, without limitation, the Loan Agreement, but excluding the Excluded Original Loan Documents):
(1)    the term “Borrower”, “Maker”, “Mortgagor” or “Assignor”, as applicable, shall be deemed to refer to New Borrower, as such term is defined in this Agreement;
(2)    the term “Lender”, “Beneficiary”, “Assignee”, “Mortgagee”, “Payee” or “Holder”, as applicable, shall be deemed to refer to Lender, as such term is defined in this Agreement;
(3)    the term “Note” shall be deemed to refer to the Note, as amended by this Agreement, and as the same may be further amended, replaced or otherwise modified;
(4)    the term “Loan Agreement” shall be deemed to refer to the Loan Agreement, as amended by this Agreement, and as the same may be further amended, replaced or otherwise modified;
(5)    the term “Guarantor” shall be deemed to refer to Guarantor and New Guarantor, individually or collectively, as the context may require, and on a joint and several basis, collectively, as defined herein or any replacement guarantor;
(6)    the term “Guaranty” and any similar reference shall be deemed to refer to the New Guaranty, as the same may be amended, replaced or otherwise modified from time to time;
(7)    the term “Environmental Indemnity” shall be deemed to refer to the New Environmental Indemnity, as the same may be amended, replaced or otherwise modified from time to time;
(8)    the term “Assignment of Management Agreement” and any similar references shall be deemed to refer to the New Manager’s

Subordination, as the same may be amended, replaced or otherwise modified from time to time;
(9)    the term “Management Agreement” or “Property Management Agreement”, as applicable, shall be deemed to refer to the New Property Management Agreement, as such term is defined in this Agreement;
(10)    the term “Clearing Account Agreement” and any similar reference shall be deemed to refer to the New Lockbox Agreement, as the same may be amended, replaced or otherwise modified from time to time;
(11)    the term “Manager” or “Property Manager” and any similar reference shall be deemed to refer to the New Manager, together with any permitted replacement of, or successor to, such property manager;
(12)    the term “Mezzanine Borrower” and any similar reference shall be deemed to refer to 110 William Mezz III, LLC, a Delaware limited liability company;
(13)    The term “Insolvency Opinion” and any similar term or reference shall be deemed to refer to, as the context may require, that certain bankruptcy non-consolidation opinion letter, dated as of the Effective Date, rendered by Hunton & Williams LLP in connection with the Loan, and (ii) any other bankruptcy non-consolidation opinion delivered to Lender in connection with the Loan after the Effective Date;
(14)    The term “Mezzanine Loan Agreement” shall be deemed to refer to that certain Amended and Restated Mezzanine Loan Agreement dated as of the Effective Date between Mezzanine Borrower and Mezzanine Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

ii.
From and after the Effective Date the term “Loan Documents”, as used in any of the Original Loan Documents, shall be deemed to refer to the Loan Documents, as defined in this Agreement (other than the Excluded Original Loan Documents).

14.
References. From and after the Effective Date: (a) references in any of the Loan Documents to any of the other Loan Documents will be deemed to be references to such other Loan Documents as modified by this Agreement; and (b) all references to the term “Loan Documents” or “Security Documents” in any of the Loan Documents shall hereinafter refer to the Loan Documents as defined herein, this Agreement, and all documents executed in connection with this Agreement.

15.
Property Remains as Security. The Property shall remain in all respects subject to the lien, charge or encumbrance of the Security Instrument. Except as expressly provided in this Agreement, nothing contained herein shall affect or be construed to release or affect the liability of any party or parties who may now or hereafter be liable under or on account of the Note or the Security Instrument, nor shall anything contained herein affect or be construed to affect any other security for the Note held by Lender. Nothing in this Agreement shall in any way release, diminish or affect the lien position of the Security Instrument or any liens created by, or, except as expressly provided in this Agreement, the agreements or covenants contained in the Loan Documents, or the lien priority of any such liens.

16.
No Representation of Lender Regarding Property. The parties agree that (a) Lender has made no representations or warranties, either express or implied, regarding the Property and it has no responsibility whatsoever with respect to the Property, its condition, or its use, occupancy or status, and (b) no claims arising from, or in any way connected to, matters prior to the date hereof and relating to the Property, its condition, or its use, occupancy or status, will be asserted against the Lender or its agents, employees, professional consultants, affiliated entities, successors or assigns, either affirmatively or as a defense.

17.
Waiver of Acceleration. Lender hereby agrees that it shall not exercise its right to cause all sums secured by the Security Instrument to become immediately due and payable because of the Transfer contemplated in this Agreement; provided, however, Lender reserves its right under the terms of the Loan Agreement or any other Loan Document to accelerate all principal and interest in the event of any subsequent sale, transfer, encumbrance or other conveyance of the Property or any interest in New Borrower, except as expressly permitted by the Loan Documents, as amended hereby.

18.	Hazardous Substances.

a.
Without in any way limiting any other provision of this Agreement, Borrower expressly reaffirms to its knowledge as of the Effective Date: (a) each and every representation and warranty in the Loan Documents respecting any Hazardous Substances or environmental matters; and (b) each and every covenant and indemnity in the Loan Documents respecting any Hazardous Substances or environmental matters.

b.
Without in any way limiting any other provision of this Agreement, New Borrower (a) expressly reaffirms to its knowledge as of the Effective Date, each and every representation and warranty in the Loan Documents (except the Excluded Original Loan Documents) respecting any Hazardous Substances or environmental matters set forth in the Loan Documents; and (b) expressly reaffirms to its knowledge as of the Effective Date and continuing hereafter, each and every covenant and indemnity in the Loan Documents (except the Excluded Original Loan Documents) respecting any Hazardous Substances or environmental matters set forth in the Loan Documents (except the Excluded Original Loan Documents).

19.	Borrower Estoppel. Borrower hereby acknowledges and confirms each of the following:

a.
Lender and Original Lender have not waived any requirements of the Loan Documents nor any of Lender’s or Original Lender’s rights thereunder (other than the partial releases set forth in Sections 7, 8 and 9 hereof).

b.	There has been no amendment or modification of the Loan Documents, except as expressly provided in this Agreement.

c.	There are no facts that would support a claim of usury to defeat or avoid its obligation to repay the principal of, interest on, and other sums or amounts due and payable under the Loan Documents.

20.	New Borrower Estoppel.
(A)    Lender hereby informs New Borrower of, and New Borrower hereby acknowledges, each of the following:

a.
Lender and Original Lender have not waived any requirements of the Loan Documents nor any of Lender’s or Original Lender’s rights thereunder (other than the partial releases set forth in Sections 7, 8 and 9 hereof).

b.	There has been no amendment or modification of the Loan Documents, except as expressly provided in this Agreement.
(B)    New Borrower hereby acknowledges and confirms that there are no facts that would support a claim of usury to defeat or avoid its obligation to repay the principal of, interest on, and other sums or amounts due and payable under the Loan Documents.

21.	Guarantor Estoppel. Guarantor hereby acknowledges and confirms each of the following:

a.
Lender and Original Lender have not waived any requirements of the Loan Documents nor any of Lender’s or Original Lender’s rights thereunder (other than the partial releases set forth in Sections 7, 8 and 9 hereof).

22.	New Guarantor Estoppel. Lender hereby informs New Guarantor of, and New Guarantor hereby acknowledges, each of the following:

a.
Lender and Original Lender have not waived any requirements of the Loan Documents nor any of Lender’s or Original Lender’s rights thereunder (other than the partial releases set forth in Sections 7, 8 and 9 hereof.

23.	Lender Estoppel. Lender hereby acknowledges and confirms each of the following:

a.	Lender has not waived any of Lender’s rights under the Loan Documents (other than the partial releases set forth in Sections 7, 8 and 9 hereof).

b.	There are no outstanding notices of default given by Lender that remain uncured.

24.
Reliance. Lender is entitled to rely, and has relied, upon the representations, warranties and covenants of Borrower, New Borrower, Guarantor and New Guarantor contained in this Agreement in the execution and delivery of this Agreement and all other documents and instruments executed and delivered by Lender in connection with this Agreement.

25.
Notices. All notices to be given to New Borrower or Lender pursuant to the Loan Documents shall be given and shall become effective as provided in Section 11.6 of the Loan Agreement, as amended hereby. All notices to be given to Guarantor shall be given and shall become effective as provided in Section 6.2 of the Guaranty. All notices to be given to New Guarantor shall be given and shall become effective as provided in Section 6.2 of the New Guaranty.

26.
Confirmation of Security Interest. Nothing contained herein shall affect or be construed to affect any lien, charge or encumbrance created by any Loan Document or the priority of that lien, charge or encumbrance. All assignments and transfers by Borrower to New Borrower are subject to any security interest(s) held by Lender pursuant to the Loan Documents. New Borrower hereby ratifies and confirms the security interests, liens, charges and encumbrances in favor of Lender granted by Borrower pursuant to the Security Instrument. New Borrower does hereby irrevocably mortgage, give, grant, bargain, sell, alienate, enfeoff, pledge, assign, warrant, transfer, confirm, hypothecate and convey a security interest in and to Lender and its successors and assigns in the New Borrower’s now owned or hereafter acquired rights, interests and estates in the “Property” (as defined in the Security Instrument).

27.
Relationship with Loan Documents. To the extent that this Agreement is inconsistent with the other Loan Documents, this Agreement will control and the other Loan Documents will be deemed amended by this Agreement. Except as explicitly amended hereby, the Loan Documents shall remain unchanged and in full force and effect.

28.
Integration; Interpretation. The Loan Documents, including this Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations. The Loan Documents shall not be modified except by written instrument executed by Lender and the other parties thereto. All capitalized terms used herein which are not defined shall have the meanings ascribed to such terms in the Loan Agreement, as amended hereby. This Agreement shall constitute a “Loan Document” under, and for purposes of, the Loan Agreement and each other Loan Document. Titles and captions of sections and subsections of this Agreement have been inserted for convenience only, and neither limit nor amplify the provisions of this Agreement.

29.
Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the heirs, successors and assigns of the parties but shall be subject to all prohibitions on transfers contained in any Loan Document.

30.
Attorneys’ Fees; Enforcement. If any attorney is engaged by Lender to enforce, construe or defend any provision of this Agreement against New Borrower or New Guarantor, or as a consequence of any default under or breach of this Agreement by New Borrower or New Guarantor, with or without the filing of any legal action or proceeding, New Borrower shall pay to Lender, upon demand, the amount of all reasonable attorneys’ fees and costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand at the rate of interest applicable to the principal balance of the Note as specified therein.

31.
Cumulative Remedies. All remedies contained in this Agreement are cumulative and Lender shall also have all other remedies provided at law and in equity contained in the Loan Agreement and the other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole discretion of Lender and may be exercised in any order and as often as occasion therefor shall arise.

32.
WAIVER OF JURY TRIAL. EACH OF BORROWER, NEW BORROWER, GUARANTOR, NEW GUARANTOR AND LENDER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE LOAN DOCUMENTS OR THIS AGREEMENT.

33.
Governing Law; Miscellaneous. This Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to rules regarding conflict of laws). In any action brought or arising out of this Agreement, Borrower, Guarantor, New Borrower and New Guarantor hereby consent to the jurisdiction of any state (or commonwealth) or federal court having proper venue as specified in the other Loan Documents and also consent to the service of process by any means authorized by the law of such jurisdiction(s). Time is of the essence of each term of the Loan Documents, including this Agreement. If any provision of this Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had not been a part thereof.

34.
Further Assurances. Each of Borrower, Guarantor, New Borrower and New Guarantor agrees to execute and deliver such further agreements, instruments and other documents, and to take such other actions, in each case, as Lender may reasonably request, at no out-of-pocket cost or expense to Lender, in order to consummate the transactions contemplated herein. Each of Borrower, Guarantor, New Borrower and New Guarantor acknowledge and agree that the covenants set forth in this Section 34 shall survive the Effective Date.

35.
Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed an original and all of which taken together will be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
LENDER:
U.S. BANK NATIONAL ASSOCIATION, AS
TRUSTREE FOR THE REGISTERED
HOLDERS OF UBS-BARCLAYS
COMMERCIAL MORTGAGE TRUST 2012-
C2, COMMERCIAL MORTGAGE PASS-
THROUGH CERTIFICATES, SERIES 2012-C2

By:    Wells Fargo Bank, National Association,
solely in its capacity as Master Servicer
pursuant to that certain Pooling and
Servicing Agreement, dated as of July 1,
2012

By:	/s/ Wayne Ventus, JR
Name:	Wayne Ventus, JR
Title:	Assistant Vice President
[Signature continued on next page]

[signature page to Loan Assumption and Substitution Agreement]

BORROWER:
110 WILLIAM, LLC,
a Delaware limited liability company

By:	110 William Mezz, LLC, a Delaware limited liability company, its sole equity member

By:	110 William Mezz Parent, LLC, a Delaware limited liability company, its sole equity member

By:	SE 110 William Management, LLC a New York limited liability company, its managing member
By:__/s/ Kent M. Swig _____
Name: Kent M. Swig
Title: Managing Member

GUARANTOR:
___/s/ Kent M. Swig____________________

KENT M. SWIG, an individual

LONGWING INCORPORATED,
a Delaware corporation
By:_/s/ Authorized Signatory____
Name:
Title: Authorized Signatory

[Signatures continued on next page]

[signature page to Loan Assumption and Substitution Agreement]

NEW BORROWER:
110 WILLIAM PROPERTY INVESTORS III, LLC,
a Delaware limited liability company
By:__/s/ Nicolas Bienstock ____
Name: Nicholas Bienstock
Title: Authorized Signatory

NEW GUARANTOR:
SAVANNA REAL ESTATE FUND III, L.P.,
a Delaware limited partnership
By:__/s/ Nicolas Bienstock ____
Name: Nicholas Bienstock
Title: Authorized Signatory

[signature page to Loan Assumption and Substitution Agreement]

ACKNOWLEDGMENT

STATE OF NEW YORK)

SS)

COUNTY OF NEW YORK)

On the 29th day of April in the year 2014, before me, the undersigned, personally appeared Kent M. Swig, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name (s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.

Notary

My commission expires:

JEFFREY M. NEGRON
Notary Public, State of New York
No. 01NE6107707
Qualified in Kings County
Certificate Filed in New York County
Commission Expires November 10, 2018

ACKNOWLEDGMENT

STATE OF NEW YORK)

SS)

COUNTY OF NEW YORK)

On the 29th day of April in the year 2014, before me, the undersigned, personally appeared Kent M. Swig, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name (s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.

Jeffrey M. Negron

Notary

My commission expires:

JEFFREY M. NEGRON
Notary Public, State of New York
No. 01NE6107707
Qualified in Kings County
Certificate Filed in New York County
Commission Expires November 10, 2018

ACKNOWLEDGMENT

STATE OF New York)

SS)

COUNTY OF New york)

On the 29th day of April in the year 2014, before me, the undersigned, personally appeared Nicholas Bienstock, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name (s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.

AWatkins

Notary

My commission expires:

AMY WATKINS
Notary Public, State of New York
Registration #01WA6289135
Qualified In New York County
Commission Expires September 23, 2017

SCHEDULE I
RENT ROLL

New Borrower and Lender agree (and Guarantor, Borrower and New Guarantor acknowledge) that the rent roll attached as Exhibit B to that certain Borrower’s Certificate, dated as of the date hereof, is hereby incorporated into Schedule I of this Agreement.

SCHEDULE III
ORGANIZATIONAL CHART

New Borrower and Lender agree (and Guarantor, Borrower and New Guarantor acknowledge) that the organizational chart attached as Exhibit A to that certain Borrower’s Certificate, dated as of the date hereof, is hereby incorporated into Schedule III of this Agreement.

SCHEDULE VI
MATERIAL AGREEMENTS

1.	Rental Agency Agreement, executed by New Borrower and Savanna Commercial Services, LLC, a Delaware limited liability company (“Agent”), dated as of the date hereof.*

2.
Rental Agency Agreement, executed by New Borrower and Agent, dated as of the date hereof, as amended by that certain Letter Agreement executed by Owner, acknowledged and agreed to by Swig Equities, LLC, a New York limited liability company (“Swig Equities”), and consented to by Agent, dated as of the date hereof. *

3.	Project Management Agreement, executed by New Borrower and Savanna Project Management, LLC, dated as of the date hereof.*

4.	Consulting Agreement, executed by New Borrower and Kent M. Swig, an individual, and consented and agreed to by Swig Equities, dated as of dated as of the date hereof.

5.	Property Management Agreement, executed by New Borrower and Swig Equities, dated as of the date hereof.

6.	Service Contract with Perfect Building Maintenance.

7.	Service Contract with Classic Security, LLC

*These agreements are entered into by parties which are Affiliates of New Borrower .

SCHEDULE VIII
LEASING EXCEPTIONS

Tenant Subleases
Access Intelligence, LLC sublease of Suite 1810 to Committee for Hispanic Children & Families, Inc.
Access Intelligence, LLC sublease of Suite 1100 to Artemiss, LLC
Don Congdon Associates, Inc. sublease of 231 square feet within Suite 2202 to Dunham Literary, Inc.

Tenant Renewal Options
Access Intelligence, LLC (fka Chemical Week)
City of NY - Administration for Children Services - Suites 2000-05
City of NY - Department of Juvenile Justice
City of NY - Independent Budget Office
HSBC Bank USA
Kinko's, Inc.
NYC Housing Development Corp.
Superintendent of Insurance of the State of New York

Tenant Termination Options
City of NY - Department of Juvenile Justice
City of NY - Independent Budget Office
Superintendent of Insurance of the State of New York
WB Engineering & Consulting, PLLC
Tenant Rights of First Offer
Access Intelligence, LLC (fka Chemical Week)
NYC Housing Development Corp.
Superintendent of Insurance of the State of New York
Tobmar Int'l, Inc. (dba Gateway Newsstands)
WB Engineering & Consulting, PLLC

Additional Tenant Improvements not Complete

PCOM Guidepost EP Engineering Helbrum Levy Stack Exchange Wilentz Goldman

WB. Engineering NYHDC NYEDC

EXHIBIT A
LEGAL DESCRIPTION
ALL THAT CERTAIN plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County and State of New York, bounded and described as follows:
BEGINNING at the corner formed by the intersection of the easterly side of William Street and the northerly side of John Street;
RUNNING THENCE northerly along the easterly side of William Street, 188 feet 3 inches to a point in said easterly side of William Street, distant 154 feet 10 1/4 inches southerly from the corner formed by the intersection of the southerly side of Fulton Street and the said easterly side of William Street;
THENCE easterly on a line forming an angle of 86 degrees 52 minutes 30 seconds on its northerly side with the easterly side of William Street, 159 feet 4 1/4 inches;
THENCE southwesterly on a line forming an angle of 82 degrees 44 minutes 30 seconds on its westerly side with the last mentioned course, 49 feet 5 inches;
THENCE continuing southwesterly on a line forming an angle of 180 degrees 49 minutes 30 seconds on its easterly side with the last mentioned course, 25 feet 7 1/2 inches;
THENCE continuing southwesterly along a line making an angle of 179 degrees 48 minutes on its easterly side with the last mentioned course, 23 feet 2 1/2 inches;
THENCE southeasterly and along a line forming an angle of 93 degrees 51 minutes 50 seconds on its northerly side with the last mentioned course, 24 feet 10 1/4 inches;
THENCE southerly along a line forming an angle of 96 degrees 20 minutes 30 seconds on its westerly side with the last mentioned course, 104 feet 3 1/4 inches to the northerly side of John Street;
THENCE westerly along the northerly side of John Street, 173 feet 4 1/4 inches to the corner formed by the intersection of the northerly side of John Street with the easterly side of William Street at the point or place of BEGINNING.

Premises:	110 William Street New York, NY 10038 Block: 77 Lot: 8

EXHIBIT B
TENANT DIRECTION LETTER
[see attached]

FORM OF TENANT DIRECTION LETTER
[BORROWER LETTERHEAD]
[__________________, 20__]
To:    Tenant at 110 William Street, New York, New York

Re:	Lease (the “Lease”) between 110 William, LLC, a Delaware limited liability company (“Lessor”), and Tenant for 110 William Street, New York, New York (the “Premises”)
Gentlemen:
This letter shall constitute notice to you that the Premises have been acquired by, and the Lessor’s interest in the Lease has been assigned to, 110 William Property Investors III, LLC, a Delaware limited liability company (“New Owner”), and that New Owner has granted a lien and security interest in your lease at 110 William Street, New York, New York and all rents, additional rent and all other monetary obligations to New Owner thereunder (collectively, “Rent”) in favor of U.S. Bank National Association, as Trustee for the Registered Holders of UBS-Barclays Commercial Mortgage Trust 2012-C2, Commercial Mortgage Pass-Through Certificates, Series 2012-C2, as lender (“Lender”), to secure certain of New Owner’s obligations to Lender. New Owner and Lessor hereby irrevocably instruct and authorize you to disregard any and all previous notices sent to you in connection with Rent and hereafter to deliver all Rent to the following account or address:
Wells Fargo Bank, National Association
U.S. Mail Address:
110 William Property Investors III, LLC
P.O. Box 7312
Philadelphia, PA 19178-7312

Overnight Mail Address:
110 William Property Investors III, LLC
Lockbox #7312
Wells Fargo Bank
MAC Y1372-045
401 Market Street
Philadelphia, PA 19106

Wire Transfer:
Wells Fargo Bank, N.A.
San Francisco, CA
ABA Number: 121000248
Account Number: 4120161104
Account Name: 110 William Property Investors III, LLC

The instructions set forth herein are irrevocable and are not subject to modification in any manner, except that Lender, or any successor lender so identified by Lender, may by written notice to you rescind the instructions contained herein.
Any further inquiries regarding your Lease should be directed to Brian Reiver at the following address:
Savanna
430 Park Avenue, 12th Floor
New York, New York 10022
Tel: (212) 600-2517
Email: breiver@savannafund.com
[Remainder of page intentionally left blank; signature page to follow]

Sincerely,

NEW OWNER:

110 WILLIAM PROPERTY INVESTORS III, LLC,
a Delaware limited liability company
By: _______________________________________Name:
Title: Authorized Signatory

[Signatures continued on next page]

[signature page to Tenant Direction Letter]

LESSOR:

110 WILLIAM, LLC,
a Delaware limited liability company
By: 110 William Mezz, LLC,
a Delaware limited liability company,
its sole equity member
By: 110 William Mezz Parent, LLC,
a Delaware limited liability company,
its sole equity member
By: SE 110 William Management, LLC
a New York limited liability company,
its managing member
By:_________________________________
Name: Kent M. Swig
Title: Managing Member

[signature page to Tenant Direction Letter]